Exhibit 10.4

FIRST AMENDMENT TO EXCHANGE AGREEMENT

This First Amendment to Exchange Agreement (this “Agreement”) dated September 21, 2015 (the “Execution Date”), is by and between, Hydrocarb Energy Corporation, a Nevada corporation (the “Company”) and Kent P. Watts, an individual (“Watts”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an Exchange Agreement dated and effective June 10, 2015 (the “Exchange Agreement”, a copy of which is attached as Exhibit A hereto)1;

WHEREAS, pursuant to the Exchange Agreement, Watts exchanged all rights he had to 8,188 shares of Series A 7% Convertible Voting Preferred Stock (which were required to have a face value of $3,275,200)(which were never validly issued or outstanding), and accrued and unpaid dividends, which would have been due thereunder, assuming such Series A 7% Convertible Voting Preferred Stock was correctly designated and issued on December 9, 2013, totaling, $327,879, into 32 units (“Units”), each consisting of (a) 25,000 shares of the restricted common stock of the Company (the “Shares”); and (b) $100,000 in face amount of Convertible Subordinated Promissory Notes;

WHEREAS, specifically pursuant to the Exchange Agreement, Watts received an aggregate of 800,000 shares of common stock and a Convertible Promissory Note with an aggregate principal amount of $3.2 million and a maturity date of June 10, 2018 in connection with the Exchange Agreement;

WHEREAS, the Parties would like to adjust the number of Units issuable to Watts pursuant to the Exchange Agreement to 30 Units (i.e., 750,000 shares of common stock and a Convertible Promissory Note in the aggregate principal amount of $3 million, with such remaining 50,000 shares of common stock and Convertible Promissory Note in the amount of $200,000 being defined herein as the “Cancelled Units”); and

WHEREAS, the Parties now desire to amend the Exchange Agreement to adjust to 30 Units, the number of Units due, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

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1 https://www.sec.gov/Archives/edgar/data/1425808/000114036115024911/ex10_3.htm

First Amendment to Exchange Agreement

1.           Amendment to Exchange Agreement.

(a)           Effective for all purposes as of the Effective Date, the sixth “WHEREAS” of the Exchange Agreement is hereby amended, superseded and replaced in its entirety, by the following:

“WHEREAS, notwithstanding the fact that the Company is seeking shareholder approval for the ratification of the designation of the Series A Preferred Stock at the Company’s 2015 Annual Shareholders Meeting, the Company and Watts desire for Watts to exchange all rights he has to the 8,188 Series A Preferred Stock shares (the “Series A Shares”) and all accrued and unpaid dividends which would have accrued and be due thereon, in the event the Series A Preferred was properly designated and issued, totaling an aggregate of $327,879 as of the date of this Agreement (collectively, the “Accrued Dividends”) into 30 Units (as defined below) which the Company is in the process of offering in a private offering to ‘accredited investors’; and”

(b)           Effective for all purposes as of the Effective Date, Section 2.1 of the Exchange Agreement is hereby amended, superseded and replaced in its entirety, by the following:

“2.1.                       In exchange for the right to receive the Series A Preferred Shares and in full consideration for such Series A Preferred Shares and the Accrued Dividends, the Company agrees to issue Watts an aggregate of 30 “Units”, each consisting of (a) 25,000 shares of the Company’s restricted common stock; and (b) Convertible Subordinated Promissory Notes with a face amount of $100,000 (in the form of Convertible Subordinated Promissory Note being offered by the Company to ‘accredited investors’ in the Company’s current private placement offering of Units)(the “Exchange”). As such, Watts will receive an aggregate of 750,000 shares of common stock (the “Shares”) and a Convertible Subordinated Promissory Note with an aggregate principal amount of $3.0 million and a maturity date of June 10, 2018 (the “Convertible Note” in the form of Exhibit A hereto) in connection with the Exchange which shall be issued promptly after the Parties entry into this Agreement. The Convertible Note is convertible into common stock of the Company at any time at Watt’s option at a conversion price of $4 per share, and is automatically convertible into shares of Series B Convertible Preferred Stock of the Company upon designation of such Series B Convertible Preferred Stock with the Secretary of State of Nevada.”

First Amendment to Exchange Agreement

2.           Effective Date. The “Effective Date” of this Agreement shall be July 21, 2015 for all purposes.

3.           Cancellation of Units. Watts shall promptly return any and all certificates, documents, agreements or notes evidencing the 50,000 shares of common stock and $200,000 Convertible Promissory Note relating to the Cancelled Units, to the Company or its Transfer Agent, for cancellation with appropriate stock power (with notarized signature guaranty) and instructions for cancellation (the “Cancellation”). The Company and/or the Company’s Transfer Agent shall be authorized to take whatever action necessary, if any, following the effectiveness of this Agreement to affect the Cancellation and by agreeing to the terms and conditions of this Agreement, Watts agrees to release the Company and the Company’s Transfer Agent from any and all liability whatsoever in connection with the Cancellation. Notwithstanding the above, Watts hereby covenants that he will, whenever and as reasonably requested by the Company and the Transfer Agent, at his sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company or the Transfer Agent may reasonably require in order to complete, insure and perfect the Cancellation, if such may be reasonably required by the Company and/or the Company’s Transfer Agent.  Notwithstanding the above, the Cancellation shall be deemed to have occurred automatically and without any required action by either Party on the Effective Date.

4.           Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

5.           Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or
(ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

First Amendment to Exchange Agreement

(c)           Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

6.           Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

7.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Exchange Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Exchange Agreement as modified or amended hereby.

8.           Reconfirmation of Representations. Except to the extent amended or modified hereby, each of the Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Exchange Agreement.

9.            Exchange Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Exchange Agreement and the terms and conditions thereof shall remain in full force and effect.

10.           Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

11.           Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

12.           Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

13.           Review and Construction of Documents. Watts represents to the Company and the Company represents to Watts, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

First Amendment to Exchange Agreement

14.           Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment to Exchange Agreement

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Execution Date to be effective as of the Effective Date.

“Company”

Hydrocarb Energy Corporation

By: /s/ Christine Spencer

Its: Chief Accounting Officer

Printed Name: Christine Spencer

“Watts”

/s/ Kent P. Watts
Kent P. Watts

First Amendment to Exchange Agreement